Exhibit 32

Certification Pursuant to Rule 13a-14(b) under the
Securities Exchange Act of 1934 and Section 1350 of
Chapter 63 of Title 18 of United States Code

We, John Bush and Irene J. Marino, do hereby certify that:

1.    This annual report of PerfectData Corporation containing the financial statements for the years ended March 31, 2005 and 2004 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and

2.    The information contained in this annual report fairly presents, in all material respects, the financial condition and results of operations of PerfectData Corporation.

Date: May 24, 2005

/s/	John Bush John Bush President and Chief Executive Officer

/s/	Irene J. Marino Irene J. Marino Vice President, Finance, Chief Financial Officer and Chief Accounting Officer

A signed original of this written statement required by Section 906 has been provided to PerfectData Corporation and will be retained by PerfectData Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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